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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
United Natural Foods, Inc.:

        We consent to the incorporation by reference in the registration statements (No. 333-161800) on Form S-3 and (Nos. 333-161845, 333-161884, 333-19947, 333-19949, 333-71673, 333-56652, 333-106217, and 333-123462) on Form S-8 of United Natural Foods, Inc. of our report dated September 28, 2011, with respect to the consolidated balance sheets of United Natural Foods, Inc. and subsidiaries as of July 30, 2011 and July 31, 2010, and the related consolidated statements of income, stockholders' equity and cash flows for each of the fiscal years in the three-year period ended July 30, 2011, and the effectiveness of internal control over financial reporting as of July 30, 2011, which report appears in the July 30, 2011 annual report on Form 10-K of United Natural Foods, Inc.

Providence, Rhode Island
September 28, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm